PROMISSORY NOTE

$150,000

         May 24, 2013

FOR VALUE RECEIVED, the undersigned, PCS EDVENTURES!.COM, INC., an Idaho corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of TODD R. HACKETT, or (his/her/its) successors and assigns, if any (hereinafter referred to as “Lender”), the principal sum of One Hundred and Fifty Dollars ($150,000), together with interest on the unpaid principal amount of this Promissory Note (“Note”) at the rate of twelve percent (12%) per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on or before August 24, 2013.  All cash payments on this Note shall be made in lawful currency of the United States at the address of the Lender, or at such other place as the holder of this Note may designate in writing.

This Note is secured by several customers purchase orders to PCS Edventures for the sum of $150,229.95 as collateral as described in the attached appendix. Borrower shall repay Lender $0.50 for every $1.00 received within 5 working days of collection of the funds paid on the customer purchase orders described on the appendix. The remaining $0.50 shall be re-secured by new purchase orders (to be determined) received by the company from its customers. Each week the Borrower shall amend the Promissory Note appendix to identify those purchase orders which have been paid by customers. The aggregate amount of customer payments applied to the principal and interest and additional purchase orders received by the company during the preceding week.

The obligations of the Borrower hereunder may be assigned by the Borrower without consent or prior notice to the Lender.

Upon default in the payment of any amount due pursuant to this Note for more than thirty (30) days after the due date, the Lender may, without notice, declare the entire debt and principal amount then remaining unpaid under this Note immediately due and payable and may, without notice, in addition to any other remedies, proceed against the Borrower to collect the unpaid principal and any interest due.  Presentment for payment, notice of dishonor, protest and notice of protest are waived by the Borrower and any and all others who may at any time become liable or obligated for the payment of all or any part of this Note, the principal or interest due.

This Note may be amended only by a written instrument executed by Lender and Borrower.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Idaho.  Any legal action to enforce any obligation of the parties to this Note shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note or any other documents accompanying this Note, or arising from the breach or any provision hereof, the prevailing party shall be entitled to seek from the other party all costs, damages, and expenses, including reasonable attorney’s and paralegal’s fees, incurred by the prevailing party.

Dated the day and year first above written.

PCS EDVENTURES!.COM, INC.

_______________________

Robert O. Grover, CEO

PCS Edventures, Inc.

345 Bobwhite Ct. Ste. 200

Boise, ID 83706

(Borrower)

/s/ Todd Hackett

Todd Hackett

1923 Wildwood Lane

Muscatine, Iowa, 52761

 (Lender)

APPENDIX

Order Reference No.	Customer	Customer Purchase Order	Amount

14429	STEMfinity	1655-Ford Heights IL	$ 505.75
14442	STEMfinity	1638-Las Cruces NM	$ 1,266.50
14453	STEMfinity	1603-Clearwater, FL	$ 3,221.50
14460	STEMfinity	1689-Dublin,GA	$ 1,011.50
14463	STEMfinity	1677-Toppenish,WA	$ 1,270.75
14530	STEMfinity	1680-Asher,OK	$ 1,610.75
14531	STEMfinity	1697-Birmingham AL	$ 3,767.40
14533	STEMfinity	1681-DobbsFerry,NY	$ 3,808.00
14535	STEMfinity	1729-Ripley,TN	$ 505.75
14536	STEMfinity	1755-Warwick,ND	$ 505.75
14555	STEMfinity	1766-Middlesboro,KY	$ 760.75
14596	STEMfinity	1784-Dubois,WY	$ 531.25
14597	STEMfinity	1813-AirwayHeights,WA	$ 1,037.00
14598	STEMfinity	1799-Tampa,FL	$ 505.75
14551	Meridian Joint School District #2	004959	$ 2,380.00
14547	18625 Lake City Middle School	Web Order/PO00029887	$ 2,274.00
14599	18532 Roselle Park School District - NJ	301782	$ 1,767.50
14556	239 Idaho Commission for Libraries	2013-684	$ 3,533.00
14518	Savannah R 3 Public Schools	WR32102	$ 6,876.00
7143	18496 Conway Public Schools	13005528	$ 2,000.00
7222	STEMfinity	1707-Lyford,TX	$ 2,431.80
7223	239 Idaho Commission for Libraries	2013-671	$ 10,942.50
7224	239 Idaho Commission for Libraries	2013-671	$ 1,600.00
7226	Zion Elementary School District 6	0000033690	$ 1,770.00
7230	Harlingen Consolidated Independent School District	00124591	$ 1,425.00
7236	STEMfinity	1743-Richmond,CA	$ 2,541.50
7233	STEMfinity	1752-Sublette,KS	$ 1,802.00
7239	Humboldt USD 258 Humboldt USD 258	032531	$ 9,240.00
7234	STEMfinity	1745-Hammond,LA	$ 532.50
7242	Beaumont ISD	1009247	$ 1,870.00
7240	STEMfinity	1764-Independence,MO	$ 3,187.50
7244	19764 Playa Vista Elementary School	OP BP0M0000308	$ 5,554.41
7243	Sand Springs Public Schools	2013-11-1705	$ 4,360.00
7247	STEM Academy 101	SA 9841 School PO # 5700-10120	$ 4,940.00
7248	Fulton County Schools - KY	00013322-00	$ 2,695.00
7250	Los Fresnos CISD Los Fresnos CISD	13006679	$ 1,935.00
7252	Child Development Centers, Inc. - PA	1002	$ 1,600.00
7257	Alvord Unified School Dist.	P-2037735	$ 1,194.00
7259	STEMfinity	1793-Chicago,IL	$ 1,270.75
7258	STEM Academy 101	SA 2013-111 School PO P201303328	$ 4,940.00
7270	STEMfinity	1798-Beaumont,TX	$ 505.75
7266	STEMfinity	1811-Clearwater,FL	$ 2,031.50
7269	STEMfinity	1820-Frederick,MD	$ 1,270.75
7262	STEMfinity	1823-SanAntonio,TX	$ 2,125.00
7268	STEMfinity	1828-Bakersfield,CA	$ 2,460.75
7260	18658 Bonifay Middle	823	$ 9,985.00
7265	22129 SKY Academy Charter School	9833	$ 1,825.00
7272	18397 St Anthony School- Oakland CA	Online Order -PO STA05102013	$ 1,723.34
7273	Community Tutoring - Prince George's County - MD	201301	$ 6,997.00
7274	STEM Academy 101	SA 2013-124 School PO 311971	$ 4,940.00
7280	STEMfinity	1832-McComb, MS	$ 2,282.25
7282	STEMfinity	1839-Dubois,WY	$ 1,610.75
7281	22235 Trimble County Schools - KY	4006	$ 4,855.00
7284	Bibb County Schools Bibb County School District	GF130301	$ 1,355.00
7289	STEMfinity	1854-Clearwater,FL	$ 760.75
7288	STEMfinity	1861-Aiken, SC	$ 531.25
$ 150,229.95